As filed with the Securities and Exchange Commission on June 13, 2002
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITY CENTRAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	38-3291744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Main Street, PO Box 7, Mount Clemens, MI	48046-0007
(Address of principal executive offices)	(Zip Code)

Community Central Bank Corporation
1996 Employee Stock Option Plan
1996 Stock Option Plan for Nonemployee Directors
1999 Stock Option Plan for Directors
2000 Employee Stock Option Plan
2002 Incentive Plan
(Full title of the plans)

James S. Fleischer, P.C.
Michael S. Sadow, P.C.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007
(Name and address of agent for service)

(202) 295-4500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.01 per share	352,702 shares(1)	$7.55(2)	$2,662,900.10(2)	$245(2)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the common stock of Community Central Bank Corporation (the "Company").
(2)	Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Of the 352,702 shares being registered hereby, (i) 227,631 shares of Company common stock are subject to options with a weighted average exercise price of $7.19 per share ($1,636,666.89 in the aggregate), (ii) 3,000 shares of Company common stock were awarded at a price equal to $8.10 per share, the market value of a share of Company common stock as of the date of grant ($24,300 in the aggregate); and (iii) the remaining 122,071 shares of Company common stock which have not been awarded to date and are being registered based upon the high and low sales price of the Company's common stock on the Nasdaq Stock Market of $8.20 per share on June 11, 2002 ($1,000,982.20 in the aggregate).
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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Community Central Bank Corporation 1996 Employee Stock Option Plan, 1996 Stock Option Plan for Nonemployee Directors, 1999 Stock Option Plan for Directors, 2000 Employee Stock Option Plan and 2002 Incentive Plan (collectively, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

            Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) prospectuses that meet the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

            The following documents previously or concurrently filed by Community Central Bank Corporation (the "Registrant") are hereby incorporated by reference in this Registration Statement and the prospectuses to which this Registration Statement relates (the "Prospectuses"), which Prospectuses have been or will be delivered to the participants in the Plans covered by this Registration Statement:

1.	The Annual Report on Form 10-KSB of the Registrant for the fiscal year ended December 31, 2001 (File No. 000-33373) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
2.	The Quarterly Report on Form 10-QSB of the Registrant for the quarterly period ended March 31, 2002 (File No. 000-33373).
3.	The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on November 30, 2001 (and any amendments or reports filed for the purpose of updating the description).

            All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectuses and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectuses shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectuses to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectuses.

            All information appearing in this Registration Statement and the Prospectuses is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.

            Not Applicable.

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Item 5.   Interests of Named Experts and Counsel.

            Not Applicable.

Item 6.   Indemnification of Directors and Officers.

            The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its present and past directors, executive officers, and such other persons as the Board of Directors may authorize, to the full extent permitted by law.

            The Registrant's Bylaws contain indemnification provisions concerning third party actions as well as actions in the right of the Registrant. The Bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director or officer of the Registrant or is, or while serving as such a director or officer was, serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney's fees), judgments, penalties, fees and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

            With respect to derivative actions, the Bylaws provide that the Registrant shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such judgment or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            The Registrant's Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damage for breach of the director's fiduciary duty. However, it does not eliminate or limit the liability of a director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Michigan Business Corporation Act ("MBCA"), currently including, without limitation, the following: (1) breach of the director's duty of loyalty to the Registrant or its shareholders; (2) acts

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or emissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) illegal loans, distributions of dividends or assets, or stock purchases as described in Section 551(l) of the MBCA; and (4) transactions from which the director derived an improper personal benefit.

            The Company has purchased directors' and officers' liability insurance for directors and officers of the Company and the Bank.

Item 7.   Exemption from Registration Claimed.

            Not applicable.

Item 8.   Exhibits.

            See the Index to Exhibits to this Registration Statement.

Item 9.   Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Clemens, State of Michigan on June 13, 2002.

COMMUNITY CENTRAL BANK CORPORATION
By:	/s/ David A. Widlak
David A. Widlak Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Widlak and Dean S. Petitpren or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/David A. Widlak David A. Widlak Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	/s/Joseph F. Jeannette Joseph F. Jeannette Director
Date: June 13, 2002	Date: June 13, 2002
/s/Gebran S. Anton Gebran S. Anton Director	/s/Dean S. Petitpren Dean S. Petitpren Director and Vice President
Date: June 13, 2002	Date: June 13, 2002
(Signatures continued on the following page.)

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/s/Joseph Catenacci Joseph Catenacci Director	/s/Ronald R. Reed Ronald R. Reed Director
Date: June 13, 2002	Date: June 13, 2002
/s/Salvatore Cottone Salvatore Cottone Director	/s/Michael D. Schwartz Michael D. Schwartz Director
Date: June 13, 2002	Date: June 13, 2002
/s/Celestina Giles Celestina Giles Director	/s/Ray T. Colonius Ray T. Colonius Treasurer (Principal Financial and Accounting Officer
Date: June 13, 2002	Date: June 13, 2002
/s/Bobby L. Hill Bobby L. Hill Director
Date: June 13, 2002
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EXHIBIT INDEX
INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Registrant's Articles of Incorporation, filed as Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 (Commission File No. 333-04113) which became effective September 23, 1996, are incorporated herein by reference.

3.2	Registrant's Bylaws, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (Commission File No. 333-04113) which became effective September 23, 1996, are incorporated herein by reference.

4.1	Form of Certificate of Common Stock, filed as Exhibit 4.1 to Registration Statement on Form SB-2 (Commission File No. 333-04113) which became effective September 23, 1996, is incorporated herein by reference.

5	Opinion and Consent of Silver, Freedman & Taff, L.L.P.
23.1	Consent of Silver, Freedman & Taff, L.L.P. (Included in Exhibit 5)
23.2	Consent of Plante & Moran, LLP
24	Power of Attorney (Contained on Signature Page)